Exhibit 99.1

 WEX Third Quarter 2020 Earnings  October 29, 2020

 This earnings information contains forward-looking statements, including statements regarding: financial guidance and potential for providing the same; assumptions underlying the Company's future financial performance; future growth opportunities and expectations; and, expectations for the macro environment. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. When used in this earnings information, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including: the extent to which the coronavirus (COVID-19) pandemic and measures taken in response thereto adversely impact our business, results of operations and financial condition in excess of current expectations; the effects of general economic conditions on fueling patterns as well as payment and transaction processing activity; the impact of foreign currency exchange rates on the Company’s operations, revenue and income; changes in interest rates; the impact of fluctuations in fuel prices including the impact of any continued reductions in fuel price and the resulting impact on our revenues and net income; the effects of the Company’s business expansion and acquisition efforts; potential adverse changes to business or employee relationships, including those resulting from the completion of an acquisition; competitive responses to any acquisitions; uncertainty of the expected financial performance of the combined operations following completion of an acquisition; the failure to complete or successfully integrate the Company's acquisitions; the ability to realize anticipated synergies and cost savings; unexpected costs, charges or expenses resulting from an acquisition; the Company's ability to successfully acquire, integrate, operate and expand commercial fuel card programs; the failure of corporate investments to result in anticipated strategic value; the impact and size of credit losses; the impact of changes to the Company's credit standards; breaches of the Company’s technology systems or those of the Company's third-party service providers and any resulting negative impact on the Company's reputation, liabilities or relationships with customers or merchants; the Company’s failure to maintain or renew key commercial agreements; failure to expand the Company’s technological capabilities and service offerings as rapidly as the Company’s competitors; failure to successfully implement the Company's information technology strategies and capabilities in connection with its technology outsourcing and insourcing arrangements and any resulting cost associated with that failure; the actions of regulatory bodies, including banking and securities regulators, or possible changes in banking or financial regulations impacting the Company’s industrial bank, the Company as the corporate parent or other subsidiaries or affiliates; legal, political and economic uncertainty surrounding the United Kingdom's departure from the European Union; the impact of the transition from LIBOR as a global benchmark to a replacement rate; the impact of the Company’s outstanding notes on its operations; the impact of increased leverage on the Company's operations, results or borrowing capacity generally, and as a result of acquisitions specifically; the impact of sales or dispositions of significant amounts of the Company’s outstanding common stock into the public market, or the perception that such sales or dispositions could occur; the possible dilution to the Company’s stockholders caused by the issuance of additional shares of common stock or equity linked securities, the incurrence of impairment charges if our assessment of the fair value of certain of the Company's reporting units changes; the uncertainties of litigation, including the legal proceedings with respect to the purchase agreement relating to the proposed eNett and Optal acquisition; as well as other risks and uncertainties identified in Item 1A of our annual report on Form 10-K for the year ended December 31, 2019 and our quarterly reports on Forms 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed respectively with the Securities and Exchange Commission on February 28, 2020, May 11, 2020 and August 5, 2020. The Company's forward-looking statements do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases. The forward-looking statements speak only as of the date of this earnings release and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.  WEX Forward-Looking Statements  Non-GAAP Information:For additional important information and disclosure regarding our use of non-GAAP metrics, specifically adjusted net income attributable to shareholders and adjusted operating income, please see our most recent earnings release, issued on October 29, 2020. See the Appendix to this presentation for an explanation and reconciliation of (i) non-GAAP adjusted net income attributable to shareholders (or "adjusted net income" or “ANI”) to GAAP net (loss) income attributable to shareholders, and (ii) ANI per diluted share to GAAP net (loss) income per diluted share.

 3Q 2020 Highlights          Fleet    Travel & Corporate    Health & Employee Benefits  Down 17%   Down 39%  Down 40%  3Q 2020 Segment Revenue Growth  Vs. 3Q 2019   +7%   -35%   -18%   (1)  (1) Represents US Healthcare purchase volume only

 Strategic Pillars    HIGHLIGHTS FOR THE QUARTER  Several high profile customer wins and contract renewals coupled with strong pipelines in each segmentContinue to execute on technology strategy and continually growing platform of services Productivity remains high as the majority of employees continue to work from homeContinue to execute on our cost containment plan by cutting spending while protecting business investments Continued focus on risk mitigation, through reduction of customer credit limits and improvements in collection proceduresRecent exit of our Brazil subsidiary allows us to refocus future investments

Executing on the WEX Strategy

LEADING WITH SUPERIOR TECHNOLOGY

- Making significant progress in multi-year transformation of our technology to a continually growing platform of services
- Major milestone in Cloud strategy by largely completing global fleet migration
- Progress building out a new data platform
- Business intelligence and AI experts have been focused around collections and credit monitoring technologies
- Customer-focused initiatives includes modernized NA Fleet portal and OTR Mobile app
- We are focused on helping customers in travel and corporate solutions segment deliver payments in whatever form is necessary
- U.S. Healthcare introduced an AI-driven chatbot as well as a product release focused on features and functionality to help partners maximize HSA enrollment and enable growth

BUILDING A BEST-IN-CLASS GROWTH ENGINE

Red Bull
US ecology
DILIGENT DELIVERY SYSTEMS
Hormel Foods
Empower
Georgia
Michigan.gov
widepoint
doxo
COMPENSATION CONSULTANTS LLC
On the Beach
bp

wex

5

 Weekly Volume Metrics    Key UpdatesOctober month-to-date domestic fuel price is $2.21Expect stabilization through the fourth quarter    Fleet Payment Processing Gallon Volume & Travel and Corporate Payments Spend Volume

 Weekly Volume Metrics    Key UpdatesSaaS account growth MTD in October is 10.2%Expect the trajectory of spend volume to remain steady through the end of the year Customers begin to spend on elective healthcare procedures and resume a more normal cadence of doctor visits SaaS account growth - driver of 2/3 of revenue, remains strong      SaaS Account Growth and Health Spend Volume   US Healthcare Spend Volume % Change Y-o-Y

 WEX Third Quarter 2020 Financial Results

 Company Results - Q3 2020     3Q20      3Q19          $ ∆ Yr/Yr        % ∆ Yr/Yr    Total Revenue  $  382,116     $  459,963   459,963       $  (77,847)  (77,847)    (17)  %                                Net income (loss) attributable to shareholders  $  (65,840)    $  14,619     14,619     $  (80,459)      NM     Net income (loss) attributable to WEX Inc. per diluted share  $  (1.49)    $  0.33     0.33     $  (1.82)      NM                                   Adjusted net income attributable to shareholders  $  70,854     $  113,491         $  (42,637)      (38)  %  Adjusted net income attributable to shareholders per diluted share  $  1.59     $  2.59         $  (1.00)      (39)  %    In thousands except per diluted share dataNM - Not meaningful  Q3 Results Continue to Reflect the Impact of COVID-19,  with Sequential Improvement from Q2 Results

 Revenue Breakdown - Q3 2020     3Q20  3Q19  $ ∆ Yr/Yr  % ∆ Yr/Yr    Total Revenue  $382,116  $459,963  ($77,847)  (17)  %  Segment Revenue:            Fleet Solutions  $228,704  $277,526  ($48,822)  (18)  %  Travel and Corporate Solutions  $64,296  $99,128  ($34,832)  (35)  %  Health and Employee Benefit Solutions  $89,116  $83,309  $5,807  7   %  Continued Revenue Growth in Health and  Employee Benefit Solutions Segment   In thousands unless otherwise noted

 Fleet Solutions    3Q20    3Q19    $ ∆ Yr/Yr    % ∆ Yr/Yr    Total Segment Revenue ($)  228,704     277,526     (48,822)    (18)  %  Payment Processing Revenue ($)  102,418     125,288     (22,870)    (18)  %  Finance Fee Revenue ($)  46,129     65,818     (19,689)    (30)  %  All Other Revenue ($)  80,157     86,420     (6,263)    (7)  %                    Payment Processing Transactions  120,900     135,236     (14,336)    (11)  %  Net Payment Processing Rate (%)  1.35%  1.29%  0.06%  5   %  Average US Fuel Price ($/gallon)  2.23     2.80     (0.57)    (20)  %  Net Late Fee Rate (%)  0.48%  0.58%  (0.10)  %  (18)  %  OTR Business Resilient in Challenging Environment  In thousands unless otherwise noted

 Travel and Corporate Solutions    3Q20    3Q19    $ ∆ Yr/Yr    % ∆ Yr/Yr    Total Segment Revenue ($)  64,296     99,128     (34,832)    (35)  %  Payment Processing Revenue ($)  53,239     85,128     (31,889)    (37)  %  All Other Revenue ($)  11,057     14,000     (2,943)    (21)  %                    Purchase Volume ($)  4,699,737     11,543,605     (6,843,868)    (59)  %  Net Interchange Rate (%)  1.13%  0.74%  0.39%  53   %  Corporate Payment Customers Return to Growth   In thousands unless otherwise noted

 Health and Employee Benefit Solutions    3Q20    3Q19    $ ∆ Yr/Yr    % ∆ Yr/Yr    Total Segment Revenue ($)  89,116     83,309     5,807     7   %  Payment Processing Revenue ($)  15,420     14,340     1,080     8   %  Account Servicing Revenue ($)  63,103     56,451     6,652     12   %  All Other Revenue ($)  10,593     12,518     (1,925)    (15)  %                    Purchase Volume * ($)  1,120,786     1,126,156     (5,370)    —   %  Average Number of SaaS Accounts*  14,599     13,022     1,577     12   %  Continued Strong Revenue and SaaS Account Growth in U.S. Health Business  In thousands unless otherwise noted* U.S. only

Selected Operating Expenses

Operating Expenses (GAAP)


500
400
300
200
100
0
$ (Millions)
177.0
176.0
156.9
165.7
3Q20
3Q19
Cost of services
Selling general and administrative

Selected Operating Expenses (GAAP)

(In thousands)	3Q20	3Q19	$ Δ Yr/Yr	% Δ Yr/Yr
Processing costs	$ 102,244	$ 98,296	$ 3,948	4 %
Service fees	$ 10,881	$ 14,905	$ (4,024)	(27) %
Provision for credit losses	$ 12,283	$ 14,847	$ (2,564)	(17) %
Operating interest	$ 5,262	$ 11,508	$ (6,246)	(54) %
General and administrative	$ 73,131	$ 65,423	$ 7,708	12 %
Sales and marketing	$ 64,592	$ 73,689	$ (9,097)	(12) %

- Processing costs up mostly due to headcount increases in US Health business
- Service fees down due mainly to lower processing volumes and conversion to an internal transaction processing platform in the Travel and Corporate Payments segment
- Provision for credit losses benefiting from much lower credit losses within the Fleet segment
- Operating interest down due to lower interest rates and average deposits
- G&A up due to litigation activity offset by cost containment measures
- Sales and marketing down mainly due to lower partner rebates and cost containment measures
- Not included in the expenses above is a loss on the sale of a subsidiary of $46.4 million

14

 Tax Rate  Key UpdatesANI tax rate consistent with the prior year quarterGAAP tax rate unusual due to a decrease in Pre-Tax Income, a shift in jurisdictional earnings and sizable nondeductible expenses primarily related to the sale of Brazilian subsidiary, partially offset by a discrete tax benefit

Additional Balance Sheet Items


Total Cash ($ Millions)
$1,522
$811
1,500
1,000
500
09/30/20
12/31/19


Total Financing Debt ($ Millions)
4,000
3,500
3,000
2,500
2,000
3,042
2,783
09/30/20
12/31/19


Leverage Ratio
5
4
3
2
3.2
3.5
09/30/20
12/31/19

Key Updates

- Corporate cash[1] balance was $1.0 billion
- Available borrowing capacity of $818 million on line of credit. The Company has agreed to maintain at least $752M of capacity until resolution of the eNett and Optal acquisition as part of the committed financing for the transaction
- Amended credit facility including allowances for higher leverage and more liberal cash netting to calculate leverage
- Leverage ratio of 3.2X
- Proceeds from the Warburg Pincus transaction included in the Total Cash balance and the Total Financing Debt balance

[1] Corporate cash is calculated in accordance with the terms of our consolidated leverage ratio in the Company's amended 2016 Credit Agreement as filed with the SEC

Note: Total Financing Debt includes Term A loans, Term B loans, and Notes outstanding

16

 Appendix

WEX Non-GAAP Reconciliation

	Three Months Ended September 30,			
	2020		2019	
		per diluted share		per diluted share
Net (loss) income attributable to shareholders	$ (65,840)	$ (1.49)	$ 14,619	$ 0.33
Unrealized (gain) loss on financial instruments	(3,774)	(0.09)	5,650	0.13
Net foreign currency remeasurement loss	784	0.02	16,528	0.38
Acquisition–related intangible amortization	42,831	0.97	42,800	0.98
Other acquisition and divestiture related items	20,328	0.46	7,907	0.18
Loss on sale of subsidiary	46,362	1.05	—	—
Stock–based compensation	18,170	0.41	9,522	0.22
Other costs	1,045	0.02	5,413	0.12
Debt restructuring and debt issuance cost amortization	5,329	0.12	3,251	0.07
ANI adjustments attributable to non–controlling interests	6,233	0.14	27,149	0.62
Tax related items	(614)	(0.01)	(19,348)	(0.44)
Dilutive impact of stock awards[1]	—	(0.01)	—	—
Adjusted net income attributable to shareholders	$ 70,854	$ 1.59	$ 113,491	$ 2.59

	Nine Months Ended September 30,			
	2020		2019	
		per diluted share		per diluted share
Net (loss) income attributable to shareholders	$ (9,438)	(0.22)	$ 44,560	1.02
Unrealized loss on financial instruments	32,115	0.73	39,078	0.89
Net foreign currency remeasurement loss	31,973	0.73	13,748	0.31
Acquisition–related intangible amortization	127,847	2.92	116,502	2.67
Other acquisition and divestiture related items	36,005	0.82	24,704	0.57
Loss on sale of subsidiary	46,362	1.06	—	—
Stock–based compensation	45,059	1.03	34,956	0.80
Other costs	7,980	0.18	12,914	0.30
Debt restructuring and debt issuance cost amortization	9,989	0.23	18,200	0.42
ANI adjustments attributable to non–controlling interests	(52,101)	(1.19)	43,874	1.00
Tax related items	(72,298)	$ (1.65)	$ (60,585)	$ (1.39)
Dilutive impact of stock awards[1]	—	(0.03)	—	—
Adjusted net income attributable to shareholders	$ 203,493	$ 4.61	$ 287,951	$ 6.59

[1] As the Company reported a net loss for the three and nine months ended September 30, 2020, under U.S. Generally Accepted Accounting Principles ("GAAP"), the diluted weighted average shares outstanding equals the basic weighted average shares outstanding for those periods. The non-GAAP adjustments described above resulted in adjusted net income attributable to shareholders (versus a loss on a GAAP basis) for the third quarter of 2020 and nine months ended September 30, 2020. Therefore, dilutive common stock equivalents have been included in the calculation of adjusted diluted weighted average shares outstanding to arrive at adjusted per share data.

18

WEX Non-GAAP Reconciliation  The Company's non-GAAP adjusted net income excludes unrealized gains and losses on financial instruments, net foreign currency remeasurement gains and losses, acquisition-related intangible amortization, other acquisition and divestiture related items, loss on sale of a subsidiary, stock-based compensation, other costs, debt restructuring and debt issuance cost amortization, similar adjustments attributable to our non-controlling interests and certain tax related items. The Company's non-GAAP adjusted operating income excludes acquisition-related intangible amortization, other acquisition and divestiture related items, stock-based compensation, other costs, and debt restructuring costs. Total segment adjusted operating income incorporates the same adjustments and further excludes unallocated corporate expenses.Although adjusted net income, adjusted operating income and total segment adjusted operating income are not calculated in accordance with U.S. GAAP, these non-GAAP measures are integral to the Company's reporting and planning processes and the chief operating decision maker of the Company uses segment adjusted operating income to allocate resources among our operating segments. The Company considers these measures integral because they exclude the above-specified items that the Company's management excludes in evaluating the Company's performance. Specifically, in addition to evaluating the Company's performance on a GAAP basis, management evaluates the Company's performance on a basis that excludes the above items because:Exclusion of the non-cash, mark-to-market adjustments on financial instruments, including interest rate swap agreements and investment securities, helps management identify and assess trends in the Company's underlying business that might otherwise be obscured due to quarterly non-cash earnings fluctuations associated with these financial instruments. Additionally, the non-cash mark-to-market adjustments on financial instruments are difficult to forecast accurately, making comparisons across historical and future quarters difficult to evaluate.Net foreign currency gains and losses primarily result from the remeasurement to functional currency of cash, accounts receivable and accounts payable balances, certain intercompany notes denominated in foreign currencies and any gain or loss on foreign currency hedges relating to these items. The exclusion of these items helps management compare changes in operating results between periods that might otherwise be obscured due to currency fluctuations.The Company considers certain acquisition-related costs, including certain financing costs, investment banking fees, warranty and indemnity insurance, certain integration related expenses and amortization of acquired intangibles, as well as gains and losses from divestitures to be unpredictable, dependent on factors that may be outside of our control and unrelated to the continuing operations of the acquired or divested business or the Company. In addition, the size and complexity of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs. The Company believes that excluding acquisition-related costs and gains or losses of divestitures facilitates the comparison of our financial results to the Company's historical operating results and to other companies in our industry.The loss on sale of subsidiary relates to the divestiture of the Company's former Brazilian subsidiary as of the date of sale, September 30, 2020, and the associated write-off of its assets and liabilities. As previously discussed, gains and losses from divestitures are considered by the Company to be unpredictable and dependent on factors that may be outside of our control. The exclusion of these gains and losses are consistent with the Company's practice of excluding other non-recurring items associated with strategic transactions. Stock-based compensation is different from other forms of compensation as it is a non-cash expense. For example, a cash salary generally has a fixed and unvarying cash cost. In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to the Company is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.We exclude other costs when evaluating our continuing business performance as such items are not consistently occurring and do not reflect expected future operating expense, nor do they provide insight into the fundamentals of current or past operations of our business. This includes costs related to further streamline the business, improve the Company’s efficiency, create synergies and globalize the Company’s operations. For the three and nine months ended September 30, 2020, other costs include certain costs incurred in association with COVID-19, including the cost of providing additional health, welfare and technological support to our employees as they work remotely.Debt restructuring and debt issuance cost amortization are unrelated to the continuing operations of the Company. Debt restructuring costs are not consistently occurring and do not reflect expected future operating expense, nor do they provide insight into the fundamentals of current or past operations of our business. In addition, since debt issuance cost amortization is dependent upon the financing method, which can vary widely company to company, we believe that excluding these costs helps to facilitate comparison to historical results as well as to other companies within our industry.The adjustments attributable to non-controlling interests, including adjustments to the redemption value of a non-controlling interest, have no significant impact on the ongoing operations of the business.The tax related items are the difference between the Company’s GAAP tax provision and a pro forma tax provision based upon the Company’s adjusted net income before taxes as well as the impact from certain discrete tax items. The methodology utilized for calculating the Company’s adjusted net income tax provision is the same methodology utilized in calculating the Company’s GAAP tax provision.The Company does not allocate certain corporate expenses to our operating segments, as these items are centrally controlled and are not directly attributable to any reportable segment.For the same reasons, WEX believes that adjusted net income, adjusted operating income and total segment adjusted operating income may also be useful to investors when evaluating the Company's performance. However, because adjusted net income, adjusted operating income and total segment adjusted operating income are non-GAAP measures, they should not be considered as a substitute for, or superior to, net income (loss), operating income or cash flows from operating activities as determined in accordance with GAAP. In addition, adjusted net income, adjusted operating income and total segment adjusted operating income as used by WEX may not be comparable to similarly titled measures employed by other companies.